Exhibit 99.1

      Press Release

             HITTITE MICROWAVE CORPORATION REPORTS FINANCIAL RESULTS
                          FOR THE FIRST QUARTER OF 2007

      CHELMSFORD, MA - April 26, 2007 - Hittite Microwave Corporation (NASDAQ:HITT) today reported revenue for the first quarter ended March 31, 2007 of $36.3 million, representing an increase of 30.4% compared with $27.9 million for the first quarter of 2006 and an increase of 2.6% compared with $35.4 million for the fourth quarter of 2006. Net income for the quarter was $12.0 million, or $0.39 per diluted share, an increase of 36.0% compared with $8.8 million, or $0.29 per diluted share, for the first quarter of 2006, and compared with $12.1 million, or $0.39 per diluted share, for the fourth quarter of 2006.

      "Our first quarter was a strong start to the year and our business continues to grow," said Stephen Daly, Chairman and CEO. "We see expanding customer acceptance of our existing and new products in all our target markets. Our product development team continues to execute, and during the quarter we introduced 21 new products, including our first pure silicon CMOS product for the broadband market."

      For the first quarter of 2007, revenue from customers in the United States was $16.3 million, or 45% of the company's total revenue, and revenue from customers outside the United States was $20.0 million, or 55% of total revenue. Gross margin was 71.3% for the first quarter compared with 73.7% for the prior year's quarter and 70.8% for the fourth quarter of 2006. Operating income for the first quarter was $16.9 million, or 46.5% of revenue. Total cash and investments at the end of the first quarter 2007 was $135.7 million, an increase for the quarter of $13.1 million.

      Business Outlook

      The company currently expects revenue for the second quarter ending June 30, 2007 to be in the range of $36.5 million to $37.5 million and net income to be in the range of $11.9 million to $12.5 million, or $0.38 to $0.40 per diluted share.

      Webcast and Taped Replay

      The company will host a conference call to discuss its financial results at 5:00 p.m. ET today. A live webcast of the call will be available online on the Hittite Microwave website. To listen to the live webcast, go to the Investor Relations page of the Hittite Microwave web site at www.hittite.com and click on the webcast icon located under the Events Calendar. A telephonic replay of the call also will be available for one week after the live call by dialing (719) 457-0820, access code 4608250. Following the call, a webcast replay will also be available by visiting the Investor Relations page at www.hittite.com.

      About Hittite Microwave Corporation

      Hittite Microwave is an innovative designer and developer of high performance integrated circuits, or ICs, modules and subsystems for technically demanding radio frequency, or RF, microwave and millimeterwave applications. Products include amplifiers, attenuators, data converters, frequency dividers and detectors, frequency multipliers, mixers and converters, modulators, oscillators, phase shifters, power detectors, sensors, switches and synthesizers. Hittite's products are used in a variety of applications and end markets including automotive, broadband, cellular infrastructure, fiber optic, microwave and millimeterwave communications, military, space, and test and measurement. The company utilizes radio frequency integrated circuits (RFIC), monolithic microwave integrated circuits (MMIC), multi-chip modules (MCM) and microwave integrated circuit (MIC) technologies. The company is headquartered in Chelmsford, MA.

      "Safe Harbor Statement" under the Private Securities Litigation Reform Act of 1995

      Statements in this press release regarding Hittite Microwave Corporation that do not relate to historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, any statements regarding our expectations as to future levels of revenue, net income and earnings per share. Readers are cautioned that these forward-looking statements are subject to risks and uncertainties and are only predictions, and actual future events and results may differ materially from these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: market acceptance of our new products; our ability to assess market requirements accurately; our success in maintaining the business of our significant customers; our ability to keep pace with new semiconductor processes; regulatory, operational, financial and political risks inherent in operating internationally; competition within the semiconductor industry; product returns and warranty claims; our ability to manage our growth and costs effectively; protection of our intellectual property; the growth and fiscal strength of our end markets; and other risks and uncertainties that are discussed under "Risk Factors" in our Annual Report on Form 10-K for 2006 as filed with the Securities and Exchange Commission.

   Contact: William W. Boecke, V.P. and Chief Financial Officer (978-250-3343)

Hittite Microwave Corporation
Condensed Consolidated Balance Sheets (unaudited)

(In thousands)
                                                      March 31,     December 31,
                                                        2007           2006
Assets
Current assets:
   Cash and cash equivalents                          $127,664        $ 83,798
   Available-for-sale investments                        8,021          38,757
   Accounts receivable, net                             20,364          18,603
   Inventories                                          12,314          10,950
   Deferred costs                                          368             407
   Prepaid expenses and other current assets             1,140           1,208
   Deferred taxes                                        4,002           4,028
                                                      --------        --------
      Total current assets                             173,873         157,751
Property and equipment, net                             16,901          14,478
Other assets                                               812             442
                                                      --------        --------
      Total assets                                    $191,586        $172,671
                                                      ========        ========

Liabilities and Stockholders' Equity
Current liabilities:
   Accounts payable                                   $  3,262        $  1,479
   Accrued expenses                                      5,411           4,886
   Income taxes payable                                  2,780           3,502
   Deferred revenue and customer advances                4,356           5,751
                                                      --------        --------
      Total current liabilities                         15,809          15,618
Long-term income taxes payable                           2,207              --
Deferred taxes                                             739             891
                                                      --------        --------
      Total liabilities                                 18,755          16,509
      Total stockholders' equity                       172,831         156,162
                                                      --------        --------
      Total liabilities and stockholders' equity      $191,586        $172,671
                                                      ========        ========

Hittite Microwave Corporation
Condensed Consolidated Statements of Operations (unaudited)

(In thousands except per-share data)
                                                             Three Months Ended
                                                                 March 31,
                                                            -------------------
                                                              2007        2006
                                                            -------     -------

Revenue                                                     $36,330     $27,863
Cost of revenue                                              10,421       7,318
                                                            -------     -------
   Gross profit                                              25,909      20,545
                                                               71.3%       73.7%
                                                            -------     -------
Operating expenses:
   Research and development                                   4,409       3,542
   Selling and marketing                                      2,866       2,523
   General and administrative                                 1,744       1,561
                                                            -------     -------
      Total operating expenses                                9,019       7,626
                                                            -------     -------
Income from operations                                       16,890      12,919
                                                               46.5%       46.4%

Interest and other income, net                                1,180         494
                                                            -------     -------
Income before income taxes                                   18,070      13,413
Provision for income taxes                                    6,078       4,596
                                                            -------     -------
Net income                                                  $11,992     $ 8,817
                                                            =======     =======

Earnings per share:
   Basic                                                    $  0.39     $  0.30
                                                            =======     =======
   Diluted                                                  $  0.39     $  0.29
                                                            =======     =======

Shares used in the calculation of earnings per share:
   Basic                                                     30,496      29,005
                                                            =======     =======
   Diluted                                                   31,138      30,513
                                                            =======     =======